UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report December 2, 1999


                          PNC MORTGAGE ACCEPTANCE CORP.
             (Exact name of registrant as specified in its charter)


       Missouri                     333-60749-03                 Applied For
(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
of incorporation)                                               Identification)


           210 West 10th Street, 6th Floor, Kansas City Missouri    64105
               (Address of principal executive offices)           (zip code)


        Registrant's telephone number, including area code: 816-435-5000


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Item 2.           Acquisition or Disposition of Assets.

            On December 2, 1999, a single series of certificates entitled Series 1999-CM1 Commercial Pass-Through Certificates (the "Certificates"), was issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated December 1, 1999, among PNC Mortgage Acceptance Corp. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Certificates consist of 20 classes identified as the "Class S Certificates", the "Class A-1A Certificates", the "Class A-1B Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates", the "Class A-4 Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates", the "Class B-3 Certificates", the "Class B-4 Certificates", the "Class B-5 Certificates", the "Class B-6 Certificates", the "Class B-7 Certificates", the "Class B-8 Certificates", the "Class C Certificates", the "Class D Certificates", the "Class E Certificates", the "Class R-I Certificates", the "Class R-II Certificates" and the "Class R-III Certificates", respectively. The Certificates were issued in exchange for, and to evidence the entire beneficial ownership interest in, the assets of a trust fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of commercial and multifamily loans (the "Mortgage Loans"), having, as of the close of business on December 1, 1999 (the "Cut-Off Date"), an aggregate principal balance of $760,414,266 (the "Initial Pool Balance"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received. The Depositor acquired the Mortgage Loans from Midland Loan Services, Inc. ("MLS") and Column Financial, Inc. ("CFI") pursuant to certain mortgage loan purchase agreements between said respective parties and the Depositor (collectively, the "Mortgage Loan Purchase Agreements"). The Depositor caused the Mortgage Loans to be transferred to the Trustee for the benefit of the holders of the Certificates. The Depositor sold the Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and the Class B-2 Certificates to Donaldson, Lufkin & Jenrette Securities Corporation ("DJLSC"), PNC Capital Markets, Inc. ("PNCCM") and Prudential Securities Incorporated ("Prudential"; and, together with DJLSC and PNCCM, the "Underwriters"), pursuant to an underwriting agreement dated November 22, 1999 (the "Underwriting Agreement"), among the Depositor, MLS and the Underwriters. A form of the Pooling and Servicing Agreement is attached hereto as Exhibit 4.1 and a form of the Underwriting Agreement is attached hereto as Exhibit 1.1.
      The initial notional amount or principal balance for each class of Certificates (other than the Class E, Class R-I, Class R-II, and Class R-III Certificates which do not have a Certificate Balance or Notional Amount) are set forth below.

  Class   Initial Aggregate Notional        Class  Initial Aggregate Notional
          Amount or Principal Balance              Amount or Principal Balance


  Class S      $760,414,266(1)              Class B-3       $ 26,615,000
  Class A-1A   $123,351,000                 Class B-4       $  7,604,000
  Class A-1B   $433,652,000                 Class B-5       $  6,654,000
  Class A-2    $ 39,922,000                 Class B-6       $ 10,455,000
  Class A-3    $ 34,218,000                 Class B-7       $  7,604,000
  Class A-4    $ 13,308,000                 Class B-8       $  5,703,000
  Class B-1    $ 24,713,000                 Class C         $  7,605,000
  Class B-2     $ 9,505,000                 Class D         $  9,505,266

             Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

_____________________
(1) Notional Amount

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Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 1.1 Underwriting Agreement by and between PNC Mortgage Acceptance Corp, Midland Loan Services, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., and Prudential Securities Incorporated.

Exhibit 4.1 Pooling and Servicing Agreement dated as of December 1, 1999 by and between PNC Mortgage Acceptance Corp, Midland Loan Services, Inc. and Norwest Bank Minnesota, National Association.





                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PNC MORTGAGE ACCEPTANCE CORP.

                               By:  /s/ Charles J. Sipple

                                    _______________________________________
                               Name:  Charles J. Sipple
                               Title: Executive Vice President

Date:   December 14, 1999